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                                                                   Exhibit 10.11

                                                                  EXECUTION COPY

THIS EXCHANGEABLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF A STATE OR OTHER JURSDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OR AS OTHERWISE PERMITTED BY THIS NOTE PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKYLAWS, OR (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

                            DOV PHARMACEUTICAL, INC.
                    CONVERTIBLE EXCHANGEABLE PROMISSORY NOTE

U.S. $8,010,000                                                JANUARY 21, 1999
                                                              NEW YORK, NEW YORK

      The undersigned, DOV PHARMACEUTICAL, INC., a New Jersey corporation with offices at One Parker Plaza, Fort Lee, New Jersey 07024 ("DOV"), unconditionally promises to pay to ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS"), or its permitted assigns, transferees and successors as provided herein (collectively, the "HOLDER"), on January 21, 2005 (the "MATURITY DATE"), at such place as may be designated by the Holder to DOV, the principal amount outstanding hereunder (not to exceed U.S.$8,010,000), together with interest thereon accrued at a rate PER ANNUM equal to the lesser of (x) 7% and (y) the maximum rate of interest permitted by applicable law, from and after the date of the that date hereof (the "ORIGINAL ISSUE DATE"), compounded on a semi-annual basis, the initial such compounding to commence on the date that is six months from and after the Original Issue Date (each such date, a "COMPOUNDING DATE"). The entire principal amount of this Note shall be disbursed by EIS to DOV on the date hereof.

      SECTION 1. SECURITIES PURCHASE AGREEMENT AND JOINT DEVELOPMENT AND
                 OPERATING AGREEMENT.

      This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof by and between DOV and EIS (as amended at any time, the "SECURITIES PURCHASE AGREEMENT"), and is intended to be afforded the benefits thereof, including the representations and warranties set forth therein. DOV shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth therein and in a certain Joint Development and Operating Agreement, dated as of the date hereof (as amended at any time, the "JOINT


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DEVELOPMENT AND OPERATING AGREEMENT"), by and among Elan Corporation, plc, an
Irish public limited company and the parent corporation of EIS, EIS, DOV, DOV Newco, Ltd., a Bermuda exempted limited company ("BERMUDA NEWCO"), and Nascime Limited, an Irish private limited company ("IRELAND NEWCO"), and as described in
Section 5 below.

      SECTION 2. PAYMENTS AND COVENANTS.

      (a) Unless earlier converted in accordance with the terms of Section 3 below, exchanged in accordance with Section 4 below, or prepaid in accordance with the terms hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

      (b) Accrued interest hereon shall not be paid is cash, but shall be capitalized and added to principal amount outstanding hereunder on each Compounding Date.

      (c) This Note may not be prepaid by DOV without EIS's prior written consent.

      (d) During the time that this Note remains outstanding, DOV shall not, without the prior written consent of the Holder, (i) incur or permit to exist any indebtedness by DOV or any of DOV's subsidiaries senior or pari passu with to the indebtedness represented by this Note; provided, that DOV may incur (A) senior indebtedness in the form of working capital lines of credit and financing or similar leasing arrangements up to $1 million (including the aggregate available amount of any undrawn lines or similar credit financings) and (B) senior indebtedness, without limit on a PARI PASSU basis, funded by banks, bank holding companies, insurance companies and other investors customarily defined as institutional investors, it being understood that the amounts described in clauses (A) and (B) shall be additive.

      SECTION 3. CONVERSION.

      (a) CONVERSION RIGHT. (i) From and after the date that is two years after the Original Issue Date and until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder into such number of shares of the common stock of DOV, par value $.0001 per share (the "DOV COMMON STOCK"), that shall be obtained by dividing the sum of the outstanding principal amount of this Note and all accrued interest thereon by the price (the "BENCHMARK PRICE") equal to the lesser of (A) U.S.$ 6.44 and (B) the product of (x) 1.75 and (y) the per share price, in the case of DOV Common Stock, or the initial per share conversion price, in the case of equity securities convertible, exchangeable or exercisable for or into shares of DOV Common Stock, in each case, in the next BONA FIDE financing that is consummated by DOV or its affiliates after the Original Issue Date and within 18 months thereof; provided, that if a transaction giving rise to the calculation in (B) shall not have occurred, then, in such event, the Benchmark Price shall be the amount set forth in (A). In the event that, within 18 months of the Original Issue Closing Date and after conversion i in whole or part of this Note, DOV issues, any equity securities, or rights, options, warrants or other securities-exchangeable; convertible or exercisable for or into equity securities) at an effective price per share that is less than the Benchmark Price, DOV shall have the obligation (to be


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implemented upon the request of EIS at any time thereafter during the tern of this Note), from and after the date that is the date of closing of such offering, to issue to EIS; for no additional consideration, pro-rata additional shares of voting and non-voting DOV Common Stock so that such additional shares, when added to the DOV Common Stock issued upon such conversion, causes the aggregate number of shares of such DOV Common Stock issued upon such conversion to be issued as if the denominator in such formula were the Benchmark Price. Such additional issuance shall be applicable with respect to accrued and unpaid interest if EIS has exercised the Exchange Right (as defined below).

      (ii) EIS shall notify DOV in writing of its intention to exercise the conversion. Upon 10 days of receipt of the notice, DOV shall issue stock certificates to EIS representing the aggregate number of shares of DOV Common Stock EIS shall own after the conversion. Upon such exercise, EIS shall, if necessary, exchange with DOV, the DOV Common Stock certificates currently in its possession for the DOV Common Stock certificates which reflect the aggregate number of shares of DOV Common Stock transferable to EIS after EIS exercises the conversion.

      (b) RECLASSIFICATION. ETC. In case of any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder (other than a change in par value, or from par value to no par value), or (ii) any consolidation of DOV with or into another entity (other than a merger or consolidation with another entity in which DOV is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder), or (iii) any sale of all or substantially all the assets of DOV, then DOV, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note or a supplement hereto (in form and substance reasonably satisfactory to the Holder), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, and in lieu of the shares of Common Stock theretofore issuable upon the conversion the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, the kind and amount of shares of stock and other securities, receivable upon such reclassification, reorganization, change or conversion by a holder of the number of shares of Common Stock then issuable under this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the justments provided for in this Section 3. The provisions of this Section 3(b) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

      (c) SUBDIVISION OR COMBINATION OF SHARES. If DOV at any time during which there is any outstanding principal amount and accrued and unpaid interest then-outstanding hereunder shall subdivide or combine its Common Stock, (i) in the case of a subdivision, the Benchmark Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased, and (ii) in the case of a combination, the Benchmark Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased.


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      (d) NO IMPAIRMENT. DOV will not, by amendment of its certificate of incorporation or bylaws or through any, reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by DOV, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of EIS against impairment.

      (e) NOTICE OF ADJUSTMENTS. Whenever the Benchmark Price or the number of Shares issuable hereunder shall be adjusted pursuant to this Section 3, DOV shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated. Such certificate shall be signed by its chief financial officer and shall be delivered to EIS.

      (f) FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares DOV shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by DOV's Board of Directors.

      (g) CUMULATIVE ADJUSTMENTS. No adjustment in the Benchmark Price shall be required under this Section 3 until cumulative adjustments result in a concomitant change of 1% or more of the Benchmark Price or in the number of shares of Common Stock issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, as in effect prior to the last such adjustment; provided, however, that any adjustments which by reason of this Section 3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      (h) NOTICE OF CONVERSION. The Holder shall be entitled to exercise the rights of conversion as described in this Section 3 upon 30 days' notice to DOV, such notice to be in the form attached hereto as EXHIBIT B.

      SECTION 4. EXCHANGE RIGHT.

      (a) If no portion of the original principal amount hereof (as opposed to accrued interest) has been converted, this Note shall be exchangeable (the "NEWCO EXCHANGE RIGHT") at any time during the term for a number of additional "B" Shares of Bermuda Newco par value $1.00 per share (together with the "A" Shares the "NEWCO COMMON STOCK") so that the aggregate number of B Shares of Bermuda Newco originally issued to EIS on the Original Issue Date and the shares issued or transferred to EIS in connection with such exchange shall be equal to the aggregate number of "A" Shares in Bermuda Newco originally issued to and subscribed for by DOV on the Original Issue Date less the number of "B" Shares, if any, transferred to EIS by DOV in connection with the exercise of the Newco Exchange Right. The parties shall make appropriate arithmetic adjustments to any share issuance to give effect to the foregoing in the cases of issuance of new shares of Bermuda Newco rather than transfers by DOV or its affiliates of existing shares to EIS. In the event of the exercise of the Newco Exchange Right
(x) the


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outstanding principal amount of this Note shall be cancelled, and shall no longer be entitled to any exchange right for shares of DOV Common Stock and (y) the accrued interest on this Note shall continue to carry the rights attributable thereto (including conversion into DOV Common Stock), other than the Newco Exchange Right. As provided in the Joint Development and Operating Agreement prior to and upon any such exchange, EIS shall have a like interest (proportionate to its then shareholding interest) in any additional or other capital in Bermuda Newco.

      (b) EIS shall notify DOV and Bermuda Newco in writing of its intention to exercise the Newco Exchange Right. Upon 10 days of receipt of the notice, Bermuda Newco shall issue new stock certificates to EIS representing the aggregate number of shares of Newco Common Stock EIS shall own after the exercise of the Newco Exchange Right. Upon such exercise, EIS shall, if necessary, exchange with Bermuda Newco, the Newco Common Stock certificates currently in its possession for the Newco Common Stock certificates which reflect the aggregate number of shares of Newco Common Stock transferable or issuable to EIS after EIS exercises the Newco Exchange Right.

      (c) In the event that EIS exercises the Newco Exchange Right, EIS shall, within 10 days of the date of the consummation of such transaction, cause to be paid to or as directed by DOV an amount equal to the excess of (A) the percentage of Bermuda Newco then owned by EIS (assuming such exchange) but not in excess of 50%, of the aggregate amount of development and related funding contributed or paid to Bermuda Newco by DOV and EIS (or their respective affiliates) from and after the Original Issue Date over (B) the amount described in (A) above that was paid by EIS and its affiliates; together with interest thereon at a rate PER ANNUM equal to the lesser of (x) 7% and (y) the maximum rate of interest permitted by applicable law from and after the Original Issue Date, compounded on a semi-annual basis.

      (d) In no event shall the amount determined in accordance with subsection
(a) above exceed the aggregate principal amount issued hereunder and accrued interest thereon.

      SECTION 5. USE OF PROCEEDS.

      DOV shall use the proceeds of this Note solely in accordance with the Joint Development and Operating Agreement.

      SECTION 6. EVENTS OF DEFAULT.

      The occurrence of any of the following events shall constitute an event of default (an "EVENT OF DEFAULT"):

            (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

            (b) a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable;


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      (c) a default in the performance, or a breach of any other covenant or agreement of DOV contained in this Note, and continuance of such default or breach for a period of 10 days after the Holder has notified DOV of its occurrence;

      (d) a default or breach in any covenant of DOV contained in this Note, or any other Transaction Document (as defined in the Securities Purchase Agreement) and continuance of such default or breach for a period of 10 business days after the Holder has notified DOV of its occurrence;

      (e) any representation, warranty, covenant or certification made by DOV pursuant to this Note, or any other Transaction Document shall prove to have been false or misleading as of the date made in any material respect and EIS has rightfully submitted a claim for indemnity in respect thereof in accordance with the Securities Purchase Agreement;

      (f) (i) the entry of a decree or order by a court having jurisdiction adjudging DOV bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of DOV, under United States bankruptcy or insolvency law, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 120 days; (ii) the commencement by DOV of a voluntary case under United States bankruptcy law, as now or hereafter constituted, or the consent by DOV to the institution of bankruptcy or insolvency proceedings against it; (iii) the filing by DOV of a petition or answer or consent seeking reorganization or relief under United States bankruptcy law; (v) the appointment of a receiver, liquidator, assignee, trustee, or similar official of DOV or of any substantial part of its property that is not discharged within 120 days;
(vi) the making by DOV of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by DOV in furtherance of any such action; or

      (g) a material default by DOV under any of the Transaction Documents and continuance of such default for a period of 30 days after the Holder has notified DOV of its occurrence.

      SECTION 7. REMEDIES IN THE EVENT OF DEFAULT.

      (a) In the case of any Event of Default by DOV, the Holder, may in its sole discretion, demand that the aggregate amount of funds advanced to DOV under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to DOV. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Sections 3 and 4 hereunder shall survive.

      (b) DOV hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.


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      (c) In the case of any Event of Default or breach of this Note by DOV this
Note shall continue to bear interest after such default or breach at the interest rate otherwise in effect hereunder plus 3% PER ANNUM (but in any event not in excess of the maximum rate of interest permitted by applicable law).

      SECTION 8. SENIORITY.

      Subject to Section 2(d), this Note shall constitute senior indebtedness of DOV.

      SECTION 9. MISCELLANEOUS.

      (a) This Note may be transferred or assigned, in whole or in part, (a) by EIS to its affiliates and/or subsidiaries or other entities in which EIS or its affiliates may have an interest, by contract, ownership of securities or otherwise, and that are in the nature of financing vehicles or similar entities for EIS or its affiliates or (b) by DOV to its affiliates and/or subsidiaries; provided, that in each case, the transferor shall continue to be liable and obligated for its obligations hereunder. Subject to the foregoing, this Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Other than as set forth above, this Note may not be transferred or assigned by either party without the prior written consent of the other party.

      (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, addressed as follows:

                           (i) if to DOV:

                           DOV Pharmaceutical Inc.
                           One Parker Plaza
                           Fort Lee, New Jersey 07024
                           Attn: Dr. Arnold Lippa

                           if to Bermuda Newco:

                           DOV Newco, Ltd.
                           Clarendon House
                           2 Church Street
                           Hamilton
                           Bermuda
                           Attn: President

                           with a copy to:

                           Friedman Siegelbaum LLP


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                           399 Park Avenue
                           20th Floor
                           New York, New York 10022
                           Attention: J. Robert Horton, Esq.

                           (ii) if to EIS, to:

                           Elan International Services, Ltd.
                           102 St. James Court
                           Flatts, Smiths Parish
                           Bermuda SL04
                           Attention: Director

                           with a copy to:

                           Brock Silverstein McAuliffe LLC
                           153 East 53rd Street
                           New York, New York 10022
                           Attention: David Robbins, Esq.

      Each party, by written notice given to the other in accordance with this
Section 10(b) may change the address to which notices, other communication or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given when received. Any such notice or communication shall be deemed to have been received (iv) in the case of personal delivery, on the date of such delivery, (v) in the case of nationally-recognized overnight courier, on the second business day after the date when sent and (vi) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted. Notice hereunder may be given on behalf of the Parties by their respective attorneys.

      (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of DOV and EIS.

      (d) This Note shall be governed by and construed in accordance with the substantive (as opposed to procedural) laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws.

      (e) This Note may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one note. The Note may be signed and delivered to the other party by a facsimile transmission; such transmission shall be deemed a valid signature.

      (f) Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

                            [Signature page follows]


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      IN WITNESS WHEREOF, DOV and EIS have executed this Note on the date first above written.

                            DOV PHARMACEUTICAL, INC.

                            By: /s/ Arnold Lippa
                                -------------------------------
                                Name: Arnold Lippa
                                Title: CEO

                            ELAN INTERNATIONAL SERVICES, LTD.

                            By:_________________________________
                                Name:
                                Title:

For purposes of Section 4:

DOV NEWCO, LTD.

By: /s/ Arnold Lippa
   -------------------------------
    Name:  Arnold Lippa
    Title:  President


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      IN WITNESS WHEREOF, DOV and EIS have executed this Note on the date first above written.

                            DOV PHARMACEUTICAL, INC.

                            By:________________________________
                               Name:
                               Title:

                               ELAN INTERNATIONAL SERVICES, LTD.

                               By: /s/ Kevin Insley
                                   ----------------------------
                               Name: Kevin Insley
                               Title:  President and Chief Financial Officer

For purposes of Section 4:

DOV NEWCO, LTD.

By:_______________________
   Name:
   Title:


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                                    EXHIBIT A

               NOTICE OF ELECTION TO EXERCISE THE CONVERSION RIGHT

Date:

To:      DOV Pharmaceutical, Inc.

From:    Elan International Services, Ltd.

Re:      Exercise of the Conversion Right

- ------------------------------------------------------------------------------

      Pursuant to the terms of the Exchangeable Promissory Note (the "Note") issued by DOV Pharmaceutical, Inc. ("DOV") to Elan International Services, Ltd. ("EIS"), dated January ___, 1999, specifically Section 3 thereof, EIS hereby notifies DOV of its intention to exercise its right of conversion.

      Pursuant to Section 3 of the Note, EIS hereby elects to convert the principal and all accrued and unpaid interest on the Note for shares of the common stock of DOV, par value $.0001 per share, or such portion thereof exercised below, based upon a conversion rate of U.S. $6.44 per share.

      We have instructed our attorneys to contact DOV to discuss the timing and documentation of the conversion.

                        Sincerely,

                        ELAN INTERNATIONAL SERVICES, LTD.

                        By:___________________________________
                           Name:
                           Title:


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